UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012 (January 23, 2012)

UNIVERSAL HEALTH REALTY

INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 23, 2012, Universal Health Realty Income Trust (the “Trust”) purchased, as part of a planned, previously disclosed like-kind exchange transaction pursuant to Section 1031 of the Internal Revenue Code, the PeaceHealth Medical Clinic, a single-tenant medical office building consisting of approximately 99,000 rentable square feet, located in Bellingham, Washington. The property, which is 100% occupied, was purchased for approximately $31.1 million, including the assumption of approximately $22.4 million of third-party financing, the terms of which are described in Item 2.03 of this Current Report. The remainder of the purchase price was funded primarily with the cash proceeds generated from the sale of like-kind property as well as borrowings made pursuant to our revolving credit agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 23, 2012, in connection with the PeaceHealth Medical Clinic acquisition, the acquiring entity, which is wholly-owned by the Trust, assumed a mortgage loan, which is non-recourse to the Trust, with a remaining principal amount equal to approximately $22.4 million in connection with the acquisition of the PeaceHealth Medical Clinic. The loan is secured by the real property of the building as well as property leases and rents. The loan is scheduled to mature on April 1, 2017 and bears an interest rate of 5.64% per annum. The terms of the loan require us to make monthly payments of both principal and interest based upon a thirty year amortization schedule. In connection with the assumption of this loan, the Trust paid a 1% assumption/transfer fee.

Item 9.01.	Financial Statements and Exhibits.

(a.) The Trust intends to file the financial statements that are required to be filed pursuant to this item by an amendment within the time permitted by Item 9.01(a) to the extent required based on the Trust’s financial statements for the year ended December 31, 2011, which the Trust expects to file in its Annual Report on Form 10-K on or before March 15, 2012.

(b.) The Trust intends to file the pro forma financial information that is required to be filed pursuant to this item by an amendment within the time permitted by Item 9.01(a) to the extent required based on the Trust’s financial statements for the year ended December 31, 2011, which the Trust expects to file in its Annual Report on Form 10-K on or before March 15, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

By:	/s/ Charles F. Boyle
Name:	Charles F. Boyle
Title:	Vice President and Chief Financial Officer

Date: January 25, 2012